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Exhibit 32.1

Certifications by the Principal Executive Officer and Principal Financial and Accounting Officer
of Registrant pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

        Each of the undersigned hereby certifies, in his capacity as an officer of Quidel Corporation, a Delaware corporation (the "Company"), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

  •
  the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

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  the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 24, 2009

/s/ DOUGLAS C. BRYANT Douglas C. Bryant President and Chief Executive Officer (Principal Executive Officer)

/s/ JOHN M. RADAK John M. Radak Chief Financial Officer (Principal Financial Officer and Accounting Officer)

Note:	A signed original of this written statement required by Section 906 has been provided to Quidel Corporation and will be retained by Quidel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
Certifications by the Principal Executive Officer and Principal Financial and Accounting Officer of Registrant pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.